UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2014

QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	333-184501	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Regulation FD Disclosure

On August 21, 2014, QVC, Inc. ("QVC"), an indirect wholly-owned subsidiary of Liberty Interactive Corporation, announced the completion of the previously announced offering of new $600 million principal amount 4.45% senior secured notes due 2025 and new $400 million principal amount 5.45% senior secured notes due 2034 (collectively, the "Notes"). The Notes will be secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC’s existing secured indebtedness and certain future indebtedness. The net proceeds from the offering will be used for the redemption of QVC’s 7.50% senior secured notes due October 2019 and for working capital and other general corporate purposes.

The Notes were offered pursuant to an exemption under the Securities Act of 1933, as amended (the "Securities Act"), only to qualified institutional buyers as permitted under Rule 144A of the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. In connection with the offering of the Notes, QVC has agreed, subject to certain conditions, to file a registration statement with the Securities and Exchange Commission ("SEC") with respect to a registered offer to exchange the Notes for registered notes having substantially identical terms as the Notes.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: August 25, 2014	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 21, 2014.

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